Exhibit 10.27

Coal Tar Purchasing agreement

Buyer: Taiyuan Hongxing Carbon Black Co. Ltd
Seller: Xiaoyi Jinhui Coal&Coking Co.,Ltd

The buyer and the seller have agreed upon the following terms:

1. Product Name: high temperature coal tar

2. Quantity: 800 ton/month, determined upon delivery by the seller

3. Price per unit: 2,300 RMB/ton as of now. However, the price per unit shall reflect the market conditions upon delivery

4. Quality control:
                High temperature coal tar: moisture ≤ 4%, coal dust ≤ 0.15%, density ≤ 1.198g/cm3
                Mid temperature coal tar: moisture ≤ 3%, coal dust ≤ 0.13%, density ≤ 1.198g/cm3 at 20˚Cg/cm3

5. Seller shall deliver the product

6. Payment shall be made either via cash or Bill of Exchange which will be cashed upon within 30 days

7. The Agreement shall be executed in accordance with the Law of Contract of PRC

8. The seller and the buyer shall discuss any disagreement to dissolve any disputes

9. The agreement shall be made in 2 copies and the seller and the buy shall each obtain one copy of the agreement for record keeping

Buyer (Seal):	Seller (Seal):
Legal Representative:	Legal Representative:
Entrusted agent :	Entrusted agent :
Telephone:	Telephone:

The agreement is deemed effective from January 1st 2009 to December 31st 2009